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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) June 19, 2000
                                                          -------------


                                    UST Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                    0-17506                  06-1193986
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(State or other jurisdiction of       (Commission             (I.R.S. Employer
 incorporation or organization)      File Number)            Identification No.)



100 West Putnam Avenue, Greenwich, Connecticut                     06830
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   (Address of principal executive offices)                      (Zip Code)




        Registrant's telephone number, including area code (203) 661-1100
                                                           --------------

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)



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ITEM 5. OTHER EVENTS

         On June 20, 2000, UST signed, as part of its contingency planning to assure its continuing ability to contest the recent damage award entered in the pending antitrust litigation involving its smokeless tobacco subsidiary, a commitment letter (the "Commitment Letter") with The Bank of Nova Scotia ("Scotiabank") and Goldman Sachs Credit Partners L.P. ("Goldman Sachs"), pursuant to which Scotiabank and Goldman Sachs have agreed to underwrite up to $1.25 billion in senior secured financing (the "New Credit Facility") composed of a (i) $250,000,000 revolving credit facility (the "Revolving Facility"), (ii) $700,000,000 letter of credit facility (the "Letter of Credit Facility"), (iii) upon a drawing under the letter of credit facility, a term loan facility (the "Tranche A Facility") in the principal amount of such drawing (not to exceed $700,000,000) and (iv) a $300,000,000 term loan facility (the "Tranche B Facility"). Proceeds of revolving loans made under the Revolving Facility will be used to refinance all amounts outstanding under the existing credit facility and otherwise for working capital purposes. Letters of credit ("Letter of Credit") will be issued under the Letter of Credit Facility, to the extent necessary, in favor of one or more bonding companies (the "Sureties") or, if applicable, the U.S. District Court in Paducah, Kentucky (the "District Court"), as required to stay the judgment pending appeal in the pending antitrust litigation. Proceeds of loans made under the Tranche A Facility will be used, if necessary, to reimburse the issuer of the letters of credit for amounts, if any, drawn down, while proceeds of loans made under the Tranche B Facility will be deposited with the District Court in an escrow account, if necessary, to satisfy all or a portion of the Company's bonding obligations. The interest rates and letter of credit fees to be paid by the Company will vary based on a pricing grid tied to the Company's credit ratings.

         The New Credit Facility will be secured by certain of the Company's assets and contemplates, among other things, that additional cash deposits be made from time to time with the District Court which deposits may be used (in a manner permitted by the District Court) to reduce the Letter of Credit amount.

         In addition, the Company has received certain commitments from the Sureties, subject to the terms thereof, to issue bonds, as required to stay the judgment pending appeal in the antitrust litigation. It is contemplated that approximately 70% of the bonds to be issued by the Sureties will be supported by the Letter of Credit, with the remaining 30% to be secured by cash deposits to be made by the Company to a mutually satisfactory escrow account over a two year period following the posting of the bonds. The bonds issued by the Sureties, together with the proceeds from the Tranche B Facility, are expected to be available initially to satisfy any bonding requirement ultimately established by the District Court.

         The commitment of the lenders to provide the New Credit Facility is subject to a number of conditions, including the absence of a material adverse change with respect to the Company and/or the capital markets generally and the opportunity of the lenders to complete a reasonable


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syndication process. The commitment of the Sureties is also subject to certain conditions. The total cost of the foregoing arrangements will be dependent upon a number of factors, including the Company's debt rating, the results of syndication efforts and interest rates. The annual cost of these facilities is expected to average between 2-3% of the initial bonding amount, before any offset for interest income earned on amounts deposited in escrow after the establishment of the initial bonding amount. The Company anticipates that if it ultimately prevails on appeal, some or all of the costs of these bonding requirements could be recoverable from the plaintiff.

                A copy of the Commitment Letter, a summary of the commitments from the Sureties and the press release announcing the execution of the Commitment Letter are attached hereto as Exhibit 99.1, 99.2 and 99.3, respectively.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)      Exhibits

EXHIBIT NO.    EXHIBIT
-----------    -------
99.1           Commitment letter, dated as of June 19, 2000, between the Company and Scotiabank and Goldman Sachs.

99.2           Summary commitments of the Sureties.

99.3           UST Inc.'s press release dated June 20, 2000.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 22, 2000

                                    UST INC.


                                    By: /s/ Debra A. Baker
                                        --------------------------------------
                                    Name: Debra A. Baker
                                    Title: Senior Vice President and Secretary



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INDEX TO EXHIBITS



      Exhibit No.        Exhibit
      -----------        -------
         99.1            Commitment letter, dated as of June 19, 2000, between
                         the Company and Scotiabank and Goldman Sachs.

         99.2            Summary of commitments of the Sureties

         99.3            UST Inc.'s press release dated June 20, 2000.



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